WEALTH MINERALS LTD.
1901 – 1177 West Hastings Street
Vancouver, British Columbia
CANADA V6E 2K3

May 2, 2005

Jim Dawson
c/o Dawson Geological Consultants Ltd.
Suite 860 - 625 Howe Street
Vancouver, British Columbia
CANADA V6C 2T6

Dear Sirs:

Re: "MacKenzie Gold Project", East Central British Columbia

We, Wealth Minerals Ltd. ("Wealth", "we" or "us") understand that you, Jim Dawson, represent a group of individuals resident in British Columbia collectively referred to as the VRBBD Syndicate (the "Syndicate" or "you") who collectively own, legally and beneficially, a 100% interest in an aggregate of 109 mineral claims located to the east of Williston Lake, British Columbia and referred to as the "MacKenzie Gold Project" which you believe are prospective for sediment hosted gold vein deposits, particulars of which claims are attached as Schedule "A" (the "Property"). We further understand, and you have represented to us, that Jim Dawson has the authority to deal with the Property on behalf of the Syndicate, and to bind the members thereof. This letter is to confirm our mutual intent and understanding of the terms and conditions upon which Wealth may acquire a 100% interest in and to the Property, subject to a 2% net smelter returns royalty in favour of the Syndicate (the "NSR"). All monies referred to herein are Canadian funds.

The terms and conditions to which we have jointly agreed are as follows:

1. Wealth may acquire a 100% interest by making the following payments and issuing the following fully paid and non-assessable common shares of Wealth ("Shares") to the members of the Syndicate (in the proportions advised by the Syndicate):

   (a) 100,000 Shares and $80,000 within ten (10) days of receipt of TSX Venture Exchange ("TSXV") acceptance to this transaction;

   (b) an additional 200,000 Shares and $25,000 one year after (a);

   (c) an additional 250,000 Shares and $25,000 two years after (a);

   (d) an additional 250,000 Shares and $25,000 three years after (a).

2. There will not be any work commitments, but Wealth will be responsible for all payments and assessment work required to keep the Property in good standing.

3. The Syndicate will reserve the NSR, of which 50% (i.e. 1% of the 2%) may be purchased by Wealth at any time within 20 years from the TSXV acceptance date by paying the Syndicate $1,000,000.

4. All payments and share issuances pursuant to the transaction are optional for Wealth, which may terminate the option at any time on 30 days' notice to the Syndicate, provided that the Property is returned to the Syndicate in good standing for at least one year from the date of termination. In addition, Wealth may, at its option, surrender any of the claims in the Property at any time upon the same terms.

5. There will be an area of interest (as set out in Schedule "B"), and any interest in minerals acquired by either Wealth or any member of the Syndicate or any of their respective affiliates or associates within such area will be contributed at cost and will form part of the Property.

6. Wealth and the Syndicate agree to use their best efforts to formalize the transaction contemplated hereby and execute a formal option agreement (which will contain such terms and conditions as are usually incorporated into such agreements) within thirty (30) days of the date hereof. Until such time, the Syndicate agrees that it will not entertain any other offers in connection with the Property, nor will it solicit any such offers. The formal agreement will be executed by Wealth and all members of the Syndicate.

7. The formal agreement will contain a 30 day default cure period and will provide for arbitration in British Columbia to settle disputes.

8. The transaction will be subject to acceptance for filing by the TSXV on behalf of Wealth and, following execution hereof, Wealth will submit the transaction to the TSXV and request such acceptance.

If the foregoing correctly sets forth our mutual understandings, kindly acknowledge this by signing and returning to us a copy of this letter on or before the close of business in Vancouver, B.C. on May 2, 2005, whereupon we will instruct our solicitors to prepare the necessary formal documentation to give effect to the foregoing.

Yours very truly,

WEALTH MINERALS LTD.

Per:
Jerry Pogue,
Director

Accepted and agreed to on behalf of the VRBBD Syndicate by Jim Dawson, as attorney-in-fact for

all of the members of the VRBBD Syndicate, as of this 2nd day of May, 2005.

VRBBD SYNDICATE

Per: James M Dawson

Jim Dawson,
Attorney-in-fact on behalf of all members of the VRBBD Syndicate

SCHEDULE "A"

DESCRIPTION OF THE PROPERTY


VRBBD SYNDICATE
CLAIM MAP
MACKENZIE PROJECT
BRITISH COLUMBIA
TECH WORK BY:
SCALE:
DRAWN BY: JMD/KK
DATE: APRIL, 2005
APPROVED BY: J.M. DAWSON, P. ENG.
DWG NO.: 752-2
KILOMETRES
0 1 2 3 4 5
N
930/064
930/065
930/066
930/054
930/055
930/056
930/044
930/045
930/046
930/034
930/035
MACKENZIE
Williston
Lake
Cut Thumb Creek
Tony Creek
Tutu Creek
Mugaha Creek
To Fleshy Forks
511396
511395
511393
511392
511388
511397
511398
511390
511389
511391
510410
511386
510403
510397
510393
510408
510401
510396
509059
509048
509062
510405
509050
509041
509034
509055
509076
509029
509040
509045
509051
509079
509078
509056
509060
509063
509066
509070
509077
509069
509073
509057
509013
509039
509036
509054
509075
509047
509031
509028
509033
509052
509074
509067
509064
509061
509030
509035
509037
509080
509071
509068
509042
509044
509049
509072
509065
509053
509058


To Dawson Creek
97
Azouzetta Lake
N
930/035
930/036
930/037
930/025
930/026
930/027
930/016
930/017
MACKENZIE
To Finlay Forks
To Prince George
To Prince George
Williston Lake
Chichouyenily
Creek
Creek
Gagnon
Creek
Creek
Mischinsinlika
Izaac
Misinchinka
River
511422
511445
511424
511423
511425
511426
511427
511428
511429
511430
511431
511432
511433
511434
511435
511437
511438
511440
511442
511477
511479
511481
511484
511486
511487
511489
511491
511493
511495
511497
511499
511501
511514
511503
511504
511505
500506
511521
511517
511518
METRES
0 100 200 300 400 500

VRBBD SYNDICATE

CLAIM MAP (SOUTH)

MACKENZIE PROJECT

BRITISH COLUMBIA

TECH WORK BY: JMD/GOB	SCALE: 1:150,000
DRAWN BY: JMD/KK	DATE: APRIL, 2005
APPROVED BY: J.M. DAWSON, P. ENG.	DWG NO.: 752-28

Hunter Exploration Group
MacKenzie Gold Project
Claim Data
30-Mar-05

Claim Name	Tenure No.	No. of Cells	Area (Ha)	Expiry Date	Map Area
LB-6	509059	25	456.941	16/03/06	93 O 064 & 93 O 054
LB-3	509048	25	456.942	16/03/06	93 O 064 & 93 O 054
					93 O 065 & 93 O 055
LB-7	509062	25	456.942	16/03/06	93 O 065 & 93 O 055
JD-10	509076	15	274.350	16/03/06	93 O 054
LB-4	509050	16	292.570	16/03/06	93 O 054
LB-2	509041	24	438.855	16/03/06	93 O 054 & 93 O 055
LB-1	509034	20	365.711	16/03/06	93 O 055
	509055	20	365.710	16/03/06	93 O 055
JD-1	509029	25	457.351	16/03/06	93 O 054
JD-2	509040	25	457.349	16/03/06	93 O 054 & 93 O 055
JD-3	509045	25	457.346	16/03/06	93 O 055
JD-4	509051	25	457.346	16/03/06	93 O 055
JR-15	509079	3	54.891	16/03/06	93 O 055
JD-9	509070	25	457.583	16/03/06	93 O 055
JD-8	509066	25	457.586	16/03/06	93 O 055
JD-7	509063	25	457.585	16/03/06	93 O 055
JD-6	509060	25	457.585	16/03/06	93 O 055
JD-5	509056	25	457.589	16/03/06	93 O 054 & 93 O 055
JR-15	509077	8	146.483	16/03/06	93 O 055
LB Gap	509069	13	274.637	16/03/06	93 O 055
	509073	2	36.618	16/03/06	93 O 055
RC-10	509057	25	457.870	16/03/06	93 O 056
RC-6	509043	25	457.872	16/03/06	93 O 055
RC-5	509039	25	457.870	16/03/06	93 O 055
RC-4	509036	25	457.872	16/03/06	93 O 056
RC-8	509054	25	457.875	16/03/06	93 O 055
RC-9	509052	25	458.115	16/03/06	93 O 056 & 93 O 046
RC-3	509033	25	458.122	16/03/06	93 O 055 & 93 O 045
RC-1	509028	25	458.122	16/03/06	93 O 055 & 93 O 045
	509031	25	458.124	16/03/06	93 O 055 & 93 O 045
RC-7	509047	25	458.128	16/03/06	93 O 055 & 93 O 045
JR-12	509074	7	128.327	16/03/06	93 O 045
	509064	20	366.698	16/03/06	93 O 045
RC-12	509064	25	458.370	16/03/06	93 O 045
RC-11	509061	25	458.367	16/03/06	93 O 045
JR-1	509030	25	458.366	16/03/06	93 O 045
JR-2	509035	25	458.361	16/03/06	93 O 045 & 93 O 046
JR-3	509037	25	458.362	16/03/06	93 O 046
JD-12	509080	1	18.341	16/03/06	93 O 045
	509071	25	458.611	16/03/06	93 O 045
JR-10	509068	25	458.609	16/03/06	93 O 045
JR-4	509042	25	458.608	16/03/06	93 O 045
JR-5	509044	25	458.605	16/03/06	93 O 045 & 93 O 046
JR-6	509049	25	458.607	16/03/06	93 O 046
JR-11	509072	25	458.853	16/03/06	93 O 045
JR-9	509065	25	458.851	16/03/06	93 O 045
	509053	25	458.115	16/03/06	93 O 045
JR-8	509058	25	458.848	16/03/06	93 O 045 & 93 O 046
JD-11	509078	5	91.503	16/03/06	93 O 054
JR-13	509075	2	36.641	16/03/06	93 O 055
JD-13	510393	25	456.703	08/04/2006	93 O 064
JD-14	510396	25	456.945	08/04/2006	93 O 054 & 93 O 064

	510397	25	456.706	08/04/2006	93 O 064
JD-16	510401	25	456.945	08/04/2006	93 O 064
JD-17	510403	25	456.706	08/04/2006	93 O 064
JD-18	510405	24	438.858	08/04/2006	93 O 054
JD-19	510408	25	456.704	08/04/2006	93 O 064 & 93 O 065
JD-20	510410	24	438.256	08/04/2006	93 O 064
JD-21	511386	25	456.465	22/04/2006	93 O 064 & 93 O 065
JD-22	511388	25	456.299	22/04/2006	93 O 064 & 93 O 065
JD-23	511389	25	456.321	22/04/2006	93 O 064
JD-24	511390	25	456.323	22/04/2006	93 O 064
JD-25	511391	12	219.123	22/04/2006	93 O 064
JD-26	511396	20	364.877	22/04/2006	93 O 064
JD-27	511392	15	273.684	22/04/2006	93 O 064
JD-28	511393	25	456.097	22/04/2006	93 O 064
JD-29	511395	19	346.650	22/04/2006	93 O 064
JD-30	511398	25	456.324	22/04/2006	93 O 064
JD-31	511397	12	219.012	22/04/2006	93 O 064
JD-32	511422	25	459.533	22/04/2006	93 O 036
JD-33	511445	25	459.532	22/04/2006	93 O 036
JD-34	511424	25	459.774	22/04/2006	93 O 036
JD-35	511423	25	459.774	22/04/2006	93 O 036
JD-36	511425	25	459.772	22/04/2006	93 O 036
JD-37	511426	25	459.771	22/04/2006	93 O 036
JD-38	511427	15	275.892	22/04/2006	93 O 036
JD-39	511428	15	275.979	22/04/2006	93 O 036
JD-40	511429	25	460.013	22/04/2006	93 O 036
JD-41	511430	25	460.013	22/04/2006	93 O 036
JD-42	511431	25	460.013	22/04/2006	93 O 036
JD-43	511432	25	460.013	22/04/2006	93 O 036
JD-44	511433	25	460.016	22/04/2006	93 O 036
JD-45	511434	25	460.254	22/04/2006	93 O 036
JD-46	511435	25	460.254	22/04/2006	93 O 036
JD-47	511437	25	460.255	22/04/2006	93 O 036
JD-48	511438	25	460.257	22/04/2006	93 O 036
JD-49	511440	20	368.377	22/04/2006	93 O 026
JD-50	511442	25	460.493	22/04/2006	93 O 026
JD-51	511477	25	460.833	22/04/2006	93 O 026
JD-52	511479	20	368.686	22/04/2006	93 O 026
JD-53	511481	25	461.055	22/04/2006	93 O 026
JD-54	511484	25	461.062	22/04/2006	93 O 026
JD-55	511486	25	461.065	22/04/2006	93 O 026
JD-56	511487	25	461.068	22/04/2006	93 O 026
JD-57	511489	15	276.670	22/04/2006	93 O 026 & 93 O 027
JD-58	511491	15	276.748	22/04/2006	93 O 026
JD-59	511493	25	461.301	22/04/2006	93 O 026
JD-60	511495	25	461.305	22/04/2006	93 O 026
JD-61	511497	25	461.307	22/04/2006	93 O 026
JD-62	511499	25	461.309	22/04/2006	93 O 026 & 93 O 027
JD-63	511501	25	461.311	22/04/2006	93 O 027
JD-64	511503	25	461.544	22/04/2006	93 O 026 & 93 O 016
JD-65	511504	25	461.546	22/04/2006	93 O 026 & 93 O 016
JD-66	511506	25	461.548	22/04/2006	93 O 026 & 93 O 017
					93 O 016 & 93 O 017
JD-67	511508	25	461.550	22/04/2006	93 O 027 & 93 O 017
JD-68	511514	21	387.626	22/04/2006	93 O 027 & 93 O 017
JD-69	511517	18	332.451	22/04/2006	93 O 016
JD-70	511518	25	461.788	22/04/2006	93 O 016 & 93 O 017
JD-71	511521	7	147.755	22/04/2006	93 O 017

SCHEDULE "B"

AREA OF INTEREST

Description:

Starting at Finlay Bay on Williston Lake and extending south along the east shorelines of Williston Lake to the north of the Parsnip River and extending southeast along the Parsnip River to a point defined by UTM co-ordinates 6095000N and 515000E. Thence north-easterly to the mouth of Colbourne Creek; thence continuing along Colbourne Creek in a north-easterly direction to its headwaters and continuing north-easterly for approximately 10 km to Atunache River. Thence north-westerly along Atunache River to Azouzetha Lake and thence along the Pine River to Callezon Creek. Thence continuing northwest for approximately 3 km to the headwaters of Clear River. Thence north-westerly along Clearwater River to its junction with Macoun Creek. Thence from the junction along a bearing of approximately 293° T to Finlay Bay.

As more generally shown on the attached map.



VRBBD SYNDICATE
LOCATION MAP
MACKENZIE PROJECT
BRITISH COLUMBIA
TECH WORK BY: JMD/GDB
SCALE: 1:2,000,000
DRAWN BY: JMD/KK
DATE: APRIL, 2005
APPROVED BY: J.M. DAWSON, P. ENG.
DWG NO.: 752-1
KILOMETRES
0 25 50
PROJECT AREA
Germansen Landing
Chetwynd
JOHN HART HIGHWAY
Prince George
CARP LAKE PROVINCIAL PARK
MONKMAN PROVINCIAL PARK
GWILLIM LAKE PROV PARK
WILLISTON
LAKE
RANGES
FINLAY
ALASKA HIGHWAY
BC RAILWAY
YELLOWHEAD
Stuart Lake
29
97
27
16
26